Exhibit (h)(8)

AMENDMENT
TO
FUND ADMINISTRATION AND ACCOUNTING AGREEMENT

This Amendment (“Amendment”) is made as of the June 7, 2023 (“Effective Date”), by and between each Trust (hereinafter each a “Trust” and collectively, the “Trusts” a applicable) listed on Exhibit A to the Agreement (as defined below) and THE BANK OF NEW YORK MELLON (“BNY Mellon”).

BACKGROUND:

A.	BNY Mellon and each Trust entered into a Fund Administration and Accounting Agreement dated as of July 14, 2020, as amended to date, (the “Agreement”) relating to BNY Mellon’s provision of services to each Trust and its series (each a “Series”).

B.	The parties desire to amend the Agreement as set forth herein.

TERMS:

The parties hereby agree that:

1.	Exhibit A to the Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

2.	Miscellaneous.

(a)	As hereby amended and supplemented, the Agreement shall remain in full force and effect.

(b)	The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter thereof and supersedes all prior communications with respect thereto.

3.	Signatures; Counterparts. The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of this Amendment transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

EACH SERIES OF THE TRUST LISTED ON EXHIBIT A

By:	/s/ Paul Kim
Name:	Paul Kim
Title:	President

THE BANK OF NEW YORK MELLON

By:	/s/ Michael Spates
Name:	Michael Spates
Title:	Vice President

EXHIBIT A
(Amended and Restated as of June 7, 2023)

Series

1	Simplify US Equity Plus Complexity ETF
2	Simplify US Equity Plus Downside Convexity ETF
3	Simplify US Equity Plus Upside Convexity ETF
4	Simplify Volt Robocar and Tech Disruption ETF
5	Simplify Volt Cloud and Cybersecurity Disruption ETF
6	Simplify Nasdaq 100 PLUS Downside Convexity ETF
7	Simplify Nasdaq 100 PLUS Convexity ETF
8	Simplify Volatility Premium ETF
9	Simplify Interest Rate Hedge ETF
10	Simplify Commodity Strategy ETF
11	Simplify Gold Strategy ETF
12	Simplify US Equity Plus GBTC ETF
13	Simplify High Yield PLUS Credit Hedge ETF
14	Simplify Tail Risk Strategy ETF
15	Simplify Risk Parity Treasury ETF
16	Simplify Health Care ETF
17	Simplify Hedged Equity ETF
18	Simplify Developed Ex-US PLUS Downside Convexity ETF
19	Simplify US Small Cap PLUS Downside Convexity ETF
20	Simplify Emerging Markets Equity PLUS Downside Convexity ETF
21	Simplify Aggregate Bond PLUS Credit Hedge ETF
22	Simplify Managed Futures Strategy ETF
23	Simplify Macro Strategy ETF
24	Simplify Volt Web3 ETF
25	Simplify Bitcoin Strategy PLUS Income ETF
26	Simplify Short Term Treasury Futures Strategy ETF
27	Simplify Enhanced Income ETF
28	Simplify Stable Income ETF
29	Simplify Propel Opportunities ETF
30	Simplify Commodities Strategy No K-1 ETF
31	Simplify Market Neutral Equity Long Short ETF

A-1